Exhibit 8

LDK SOLAR CO., LTD.

List of Subsidiaries

Name	Place of incorporation
Anhui LDK New Energy Co., Ltd.	China
Hohhot LDK New Energy Engineering Co., Ltd.	China
IAS Electronics (Shenzhen) Co., Ltd.	China
Inner Mongolia LDK Silicon Technology Co., Ltd.	China
International Assembly Solutions Limited	Hong Kong
Jiangxi LDK PV Silicon Technology Co., Ltd.	China
Jiangxi LDK Solar Hi-Tech Co., Ltd.	China
Jiangxi LDK Solar Polysilicon Co., Ltd.	China
LAEM S.r.l.	Italy
LD Thin S.r.l.	Italy
LDK Optronics Technology Co., Ltd.	China
LDK PV Tech (Hong Kong) Co., Limited	Hong Kong
LDK Solar Italia S.r.l.	Italy
LDK Silicon & Chemical Technology Co., Ltd.	Cayman Islands
LDK Silicon Holding Co., Limited	Hong Kong
LDK Solar Europe Holding S.A.	Luxemburg
LDK Solar Canada Inc.	Canada
LDK Solar Germany Holding GmbH	Germany
LDK Solar Hi-Tech (Hong Kong) Co., Limited	Hong Kong
LDK Solar Hi-Tech (Nanchang) Co., Ltd.	China
LDK Solar Hi-Tech (Suzhou) Co., Ltd.	China
LDK Solar Hi-Tech (Xinyu) Co., Ltd.	China
LDK Solar International Company Limited	Hong Kong
LDK Solar Power Technology (Hefei) Co., Ltd.	China
LDK Solar Power Technology (Xinyu) Engineering Co., Ltd.	China
LDK Solar Spain, S.L.	Spain
LDK Solar Tech, Europe, GmbH	Germany
LDK Solar Tech USA, Inc.	California, U.S.A.
LDK Solar USA, Inc.	California, U.S.A.
LDK Trading Service Germany GmbH	Germany
MI.CA. Solare S.r.l	Italy

Nanchang LDK Solar Power Engineering Co., Ltd.	China
North Palm Springs Investments, LLC	California, U.S.A.
Rinnovabili S.r.l.	Italy
Shigatse LDK Solar Power Co., Ltd.	China
Solar Power, Inc.	California, U.S.A.
Solar Tax Partners 2, LLC	California, U.S.A.
Solar Green Technology S.p.A.	Italy
SPIC Inc.	California, U.S.A.
SPI Solar New Jersey Inc.	New Jersey, U.S.A.
Sun Energy S.r.l.	Italy
Sunways AG	Germany
Sunways Production GmbH	Germany
Wuwei LDK New Energy Power Co., Ltd.	China
Yes! Construction Services, Inc.	California, U.S.A.
Yes! Solar Inc.	California, U.S.A.

In the ordinary course of our solar farm project development, we have established, and may continue to establish, from time to time, joint ventures, partnerships or subsidiary companies for the purpose of developing and selling these projects. We intend to sell these projects by disposing of our interests in these joint ventures, partnerships or subsidiary companies to third parties.